                              NOTE

$18,000,000                                    November 10, 1997

         FOR VALUE RECEIVED, the undersigned, LESLIE B. OTTEN (the "Borrower"), promises to pay to the order of ING (U.S.) CAPITAL CORPORATION (the "Lender") on November 9, 1998 the principal sum of EIGHTEEN MILLION DOLLARS ($18,000,000) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of November 10, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between the Borrower and the Lender. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

         The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

         This Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of.dishonor.

         THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND
SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF NEW YORK.

                                   /s/Leslie B. Otten
                                   _________________________
                                   Leslie B. Otten

                  LOANS AND PRINCIPAL PAYMENTS


                       Amount of    Unpaid          Notation
       Amount of Loan  Principal   Principal          Made
Date        Made        Repaid      Balance   Total    By
----   --------------  --------    --------   ----   -------














































                                3
01531013.AD4

                        REPLACEMENT NOTE

$14,000,000                                        August 6, 1999

    FOR VALUE RECEIVED, the undersigned, LESLIE B. OTTEN (the "Borrower"), promises to pay to the order of ING (U.S.) CAPITAL LLC f/k/a ING (U.S.) Capital Corporation (the "Lender") on the Stated Maturity Date the principal sum of FOURTEEN MILLION DOLLARS ($14,000,000) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and any continuation thereof) made by the Lender pursuant to that certain Credit Agreement, dated as of November 10, 1997 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), between the Borrower and the Lender. Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

    The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

    Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Lender pursuant to the Credit Agreement.

    This Replacement Note is the Note referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Replacement Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Replacement Note and on which such Indebtedness may be declared to be immediately due and payable.

    All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

    THIS REPLACEMENT NOTE IS GIVEN IN REPLACEMENT OF A NOTE, DATED NOVEMBER 10, 1997, IN THE ORIGINAL PRINCIPAL AMOUNT OF $18,000,000, ISSUED BY THE BORROWER TO THE ORDER OF THE LENDER, AND IS NOT INTENDED TO BE A NOVATION. THE PREDECESSOR NOTE, MARKED "EXCHANGED", WILL BE RETURNED TO THE BORROWER UPON THE LENDER'S RECEIPT OF THIS REPLACEMENT NOTE.
                             /s/ Leslie B. Otten
                             ______________________
                             LESLIE B. OTTEN

                  LOANS AND PRINCIPAL PAYMENTS

                               Amount of    Unpaid
    Amount of Loan   Interest   Principal   Principal    Notation
       Made           Period     Repaid      Balance     Made By
    --------------  ---------  ----------   ----------   --------
Date                                               Total
----                                               -----













































                                3
01531013.AD4